UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

PharMerica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of Principal Executive Offices)

(502) 627-7000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 7, 2017, PharMerica Corporation (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 1, 2017, by and among Phoenix Parent Holdings Inc. (“Parent”), Phoenix Merger Sub Inc. (“Merger Sub”) and the Company. At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.  Parent is controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) with an affiliate of Walgreens Boots Alliance, Inc. (“WBA”), as a minority investor in Parent.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company repaid in full all amounts outstanding under the Credit Agreement, dated as of September 17, 2014, as amended by the First Amendment to the Credit Agreement, dated December 9, 2016, among the Company, the lenders named therein, Bank of America, N.A., as administrative agent, JP Morgan Chase Bank N.A., as syndication agent, and U.S. Bank, National Association, Citibank, N.A., MUFG Union Bank, N.A., BBVA Compass Bank and SunTrust Bank, as co-documentation agents, and terminated such Credit Agreement in accordance with its terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 7, 2017, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company common stock”) issued and outstanding immediately prior to the effective time (other than certain shares of Company common stock as set forth in the Merger Agreement) was converted into the right to receive an amount in cash equal to $29.25 per share, without interest (the “Merger Consideration”).

Except as otherwise agreed between Parent and the holder thereof, each option to purchase shares of Company common stock granted under any Company Plan (as defined in the Merger Agreement) outstanding immediately prior to the effective time of the Merger, whether vested or unvested, and whether subject to time-based or performance-based vesting, became fully vested and exercisable as of immediately prior to the effective time of the Merger and was cancelled in exchange for the right to receive a cash payment, subject to any required tax withholding, equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such option multiplied by (ii) the number of shares of Company common stock subject to such option. Except as otherwise agreed between Parent and the holder thereof, each restricted stock unit or performance stock unit granted under any employee or director plan that vested as of or prior to the effective time of the Merger was cancelled in exchange for the right to receive a cash payment, subject to any required tax withholding, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company common stock subject to such restricted stock unit or performance stock unit. Except as otherwise agreed between Parent and the holder thereof, each restricted stock unit or performance stock unit which did not vest as of or prior to the effective time of the Merger was cancelled and in substitution thereof, each holder became eligible to receive a cash payment, subject to any required tax withholding, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company common stock subject to such unvested company stock unit, which, for any performance stock unit, will be calculated assuming satisfaction of target performance levels (the “RSU Payment”). The RSU Payment is initially unvested and (i) to the extent such payment related to a restricted stock unit, will vest, subject to continued employment or service, based on the same vesting schedule applicable to such cancelled restricted stock unit and (ii) to the extent such payment related to a cancelled performance stock unit, will vest, subject to continued employment or service, on the last day of the performance period applicable to such cancelled performance stock unit, in each case subject to any applicable vesting upon a termination of the holder’s employment under the applicable Company Plan and award agreement that relates to the original restricted stock unit or performance stock unit.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 3, 2017, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2017, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that the NYSE suspend trading of the Company common stock on the NYSE and withdraw the Company common stock from listing on the NYSE prior to the open of trading on December 8, 2017. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company common stock from the NYSE and the deregistration of such of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company common stock will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Company common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the effective time of the Merger, each share of Company common stock issued and outstanding (other than certain shares of Company common stock as set forth in the Merger Agreement) was cancelled and converted into the right to receive the Merger Consideration.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.  Parent is controlled by investment funds affiliated with KKR with an affiliate of WBA, as a minority investor in Parent.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, in connection with the Merger, Frank E. Collins, W. Robert Dahl, Jr., Marjorie W. Dorr, Patrick G. LePore, Geoffrey G. Meyers and Robert A. Oakley resigned from the board of directors of the Company as of the effective time of the Merger.  These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated in its entirety to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, at the effective time of the Merger, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated in their entirety (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On December 7, 2017, the Company issued a press release announcing the closing of the Merger.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of PharMerica Corporation
3.2	Amended and Restated Bylaws of PharMerica Corporation
99.1	Press Release, dated December 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017

PharMerica Corporation

By:	/s/ Thomas Caneris
	Name:	Thomas Caneris
	Title:	Senior Vice President, General Counsel and Secretary